Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2024 relating to the financial statements appearing in the Annual Report on Form 20-F of Portage Biotech Inc. for the year ended March 31, 2025.

/s/ Marcum llp

New York, NY

August 1, 2025